Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Third Quarter 2022 Financial Results;
Declares Quarterly Cash Dividend of $0.26 per Share

Company to Host Conference Call on Friday, October 28, 2022, at 11:00 a.m. Eastern Daylight Time

Reno, Nevada - October 27, 2022 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged primarily in low-to-medium hazard industries, today reported financial results for its third quarter ended September 30, 2022.
Financial Highlights
•Gross premiums written of $188.6 million, up 24% year-over-year;
•Net premiums earned of $178.7 million, up 21% year-over-year;
•Record number of ending policies in-force of 120,147, up 9.4% year-over-year;
•Net investment income of $23.7 million, up 29% year-over-year;
•Net income of $19.1 million, $0.70 per diluted share;
•Adjusted net income of $15.5 million, $0.56 per diluted share;
•The Company repurchased 186,799 shares of its common stock at an average price of $39.72 per share.

Management Commentary
Chief Executive Officer Katherine Antonello commented: “I am very pleased with our third quarter 2022 results. Our written and earned premiums have risen sharply in both the current quarter and the first nine months, and for the eighth consecutive quarter we achieved a record number of policies in-force. This growth resulted from strong new and renewal business writings within our Employers segment, robust new business writings within our Cerity segment and further audit premium recognition.
We maintained our current accident year loss and LAE ratio on voluntary business at 64.0%, largely consistent with the 63.5% we recorded throughout 2021. We did not adjust our loss and LAE reserves this period as our third quarter reserve review was consistent with our expectations. We will evaluate our prior year reserves in more detail at year-end when we routinely perform a full reserve study.”
Ms. Antonello continued, "We remain committed to maintaining the highest level of underwriting discipline as we continue to thoughtfully execute our growth strategy for both Employers and Cerity. The additional classes of business that we are writing are complementary to our business model and are contributing nicely to our top-line growth. In addition, our consolidated underwriting expense ratio of 23.4% this quarter is the lowest it has been since the fourth quarter of 2018.
Our Cerity operations, which offers digital workers' compensation insurance solutions directly to consumers, experienced meaningful premium growth again this quarter, due to both its appetite expansion and its collaboration with Intuit’s QuickBooks and, more recently, Thimble. Cerity expects to develop additional strategic opportunities which will support our growth initiatives by attracting an untapped segment of our target market.
The sharp increases in market interest rates that have occurred throughout the first nine months of 2022 have significantly benefited our net investment income while generating unrealized investment losses from our short-duration fixed maturity portfolio. When coupled with unrealized losses from our equity portfolio, the impact was a decline in our book value and book value per share metrics.
Our balance sheet and underwriting capital remain very strong and are highly supportive of our continued growth and success.”

Summary of Third Quarter 2022 Results
(All comparisons vs. the third quarter of 2021, unless noted otherwise).
Gross premiums written were $188.6 million, an increase of 24%. The increase was primarily due to higher new and renewal premiums and higher final audit premiums. Net premiums earned were $178.7 million, an increase of 21%.
Losses and loss adjustment expenses were $112.3 million, an increase of 23%. The increase was primarily due to higher earned premiums. The Company did not recognize any prior year loss reserve development on its voluntary business during the third quarters of 2022 and 2021.
Commission expenses were $25.3 million, an increase of 27%. The increase was due primarily to higher earned premiums and higher 2022 agency incentive accruals.
Underwriting and general and administrative expenses were $41.9 million, an increase of 12%. The increase resulted primarily from higher premium taxes, assessments and bad debt expenses, each of which vary with earned premium.
Net investment income was $23.7 million, an increase of 29%. The increase was primarily due to higher bond yields and higher invested balances of fixed maturity securities and cash and cash equivalents, as measured by amortized cost.
Income tax expense was $4.7 million (19.7% effective rate) versus $3.6 million (19.4% effective rate). The effective rates during each of the periods presented included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share of $33.79 and book value per share including the Deferred Gain of $37.77 decreased by 5% and 4% during the third quarter of 2022, respectively, computed after taking into account dividends declared. These measures were adversely impacted by $60.3 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet) and $2.4 million of net after tax unrealized losses arising from equity securities and other investments (which are reflected on the income statement).
Summary of Results by Segment
(see page 14 of the Financial Supplement for a description of our reportable segments. All comparisons vs. the third quarter of 2021, unless noted otherwise).

Employers Segment
The Employers segment reported net income before income taxes of $26.1 million versus net income of $22.4 million.

Highlights include the following:
–Underwriting income of $3.2 million versus $2.8 million;
–Earned premium of $177.9 million versus $146.9 million;
–Combined ratio of 98.3% versus 98.1%;
–Current accident year loss and LAE ratio of 64.1% versus 63.4%;
–Calendar year loss and LAE ratio of 64.0% versus 63.4%;
–Commission expense ratio of 14.2% versus 13.5%;
–Underwriting expense ratio of 20.1% versus 21.2%;
–Net investment income of $21.4 million versus $17.5 million; and
–Net realized and unrealized gains on investments recorded through the income statement of $2.4 million versus net gains of $3.1 million.

Cerity Segment
The Cerity segment reported a net loss before income taxes of $2.4 million versus a net loss of $2.7 million.

Highlights include the following:
–Underwriting loss of $3.3 million in each period;
–Written premium of $1.5 million versus $0.3 million;
–Earned premium of $0.8 million versus $0.2 million;
–Underwriting expenses of $3.4 million versus $3.3 million;
–Net investment income of $1.2 million versus $0.7 million; and
–Net realized and unrealized losses on investments recorded through the income statement of $0.3 million versus net losses of $0.1 million.

Corporate and Other
Corporate and Other activities reported net income before income taxes of $0.1 million versus a net loss of $1.1 million.

Highlights include the following:
–LPT amortization, which served to reduce losses and LAE, of $2.1 million in each period;
–General and administrative expenses of $2.8 million versus $3.0 million;
–Net investment income of $1.1 million versus $0.2 million; and
–Net realized and unrealized losses on investments recorded through the income statement of $0.2 million versus net losses of $0.3 million.

Share Repurchases and Fourth Quarter 2022 Dividend Declarations
During the third quarter of 2022, the Company repurchased 186,799 shares of its common stock at an average price of $39.72 per share. The Company currently has a remaining share repurchase authorization of $49.1 million.
On October 26, 2022, the Board of Directors declared a third quarter 2022 dividend of $0.26 per share. The dividend is payable on November 23, 2022 to stockholders of record as of November 9, 2022.

Earnings Conference Call and Webcast
The Company will host a conference call on Friday, October 28, 2022, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.

To participate in the live conference call you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.

The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will be accessible on the Company’s website following the live call.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.

Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things: the Company's future performance, economic or market conditions, including the evolving nature of the COVID-19 pandemic, current levels of inflation, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions taken in response to the COVID-19 pandemic or otherwise, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).

About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged primarily in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.

Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Karin Daly, The Equity Group Inc. (212) 836-9623 or kdaly@equityny.com